Exhibit 3.20

CERTIFICATE OF INCORPORATION

OF

NOBLE DRILLING (U.S.) INC.

FIRST:    The name of the corporation is

NOBLE DRILLING (U.S.) INC.

SECOND:    The registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD:    The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of stock that the corporation shall have authority to issue is Ten Thousand (10,000), par value $.01 per share, designated Common Stock.

FIFTH:    The name of the incorporator of the corporation is Neal R. Roach, Jr. and the mailing address of such incorporator is 3300 First City Center, 1700 Pacific Avenue, Dallas, Texas 75201.

SIXTH:    The number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the corporation, and until changed in the manner provided in the Bylaws shall be three (3). The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address
Byron L. Welliver	10200 Richmond Avenue Houston, Texas 77042

Amos M. Runner	10200 Richmond Avenue Houston, Texas 77042

Tom F. O’Rourke	10200 Richmond Avenue Houston, Texas 77042

SEVENTH:    The corporation is to have perpetual existence.

EIGHTH:    In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

NINTH:    Directors of the corporation need not be elected by written ballot unless the Bylaws of the corporation otherwise provide.

TENTH:    The corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ELEVENTH:    No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this paragraph Eleventh, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this paragraph Eleventh, shall eliminate or reduce the effect of this paragraph Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph Eleventh, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The undersigned, being the incorporator hereinbefore named, for the purpose of forming the corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and that the facts stated herein are true and, accordingly, has hereunto set his hand this second day of January, 1990.

/s/ Neal R. Roach, Jr.
Neal R. Roach, Jr.

2

CERTIFICATE OF MERGER

of

ILION, LLC

with and into

NOBLE DRILLING (U.S.) INC.

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Merger is being executed and filed for the purpose of merging Ilion, LLC, a Delaware limited liability company (“Ilion”), with and into Noble Drilling (U.S.) Inc., a Delaware corporation (“NDUS”). The undersigned corporation does hereby certify;

FIRST:    That the name and state of organization of each of the constituent entities to the merger (the “Merger”) are as follows:

Name	State of Incorporation	Entity
Ilion, LLC	Delaware	Limited Liability Company
Noble Drilling (U.S.) Inc.	Delaware	Corporation

SECOND:    That an Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities to the Merger in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

THIRD:    That the name of the surviving entity shall be Noble Drilling (U.S.) Inc. (the “Surviving Entity”).

FOURTH:    That the Certificate of Incorporation of the Surviving Entity shall be the Certificate of Incorporation of NDUS in effect immediately prior to the Effective Time (as defined below), until duly amended in accordance with applicable law.

FIFTH:     That the executed Agreement of Merger is on file at the principal offices of NDUS, and the address is as follows:

Noble Drilling (U.S.) Inc.

13135 South Dairy Ashford, Suite 800

Sugar Land, Texas 77478

SIXTH:     That a copy of the Agreement of Merger will be furnished by NDUS, on request and without cost, to any stockholder of NDUS or any member of Ilion.

SEVENTH:     That this Certificate of Merger shall be effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”).

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IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on December 17, 2003, to be effective as of the Effective Time.

NOBLE DRILLING (U.S.) INC.

By:	/s/ Mark A. Jackson
Name:	Mark A. Jackson
Title:	Vice President

2

CERTIFICATE OF MERGER

of

NOBLE DRILLING ASSET HOLDING CORPORATION

with and into

NOBLE DRILLING (U.S.) INC.

Pursuant to the provisions Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Merger (this “Certificate”) is being executed and filed for the purpose of merging Noble Drilling Asset Holding Corporation, a Delaware corporation (“NDAHC”), with and into Noble Drilling (U.S.) Inc., a Delaware corporation (“NDUS”). The undersigned corporation does hereby certify;

FIRST:    That the name and state of incorporation of each of the constituent corporations to the merger (the “Merger”) are as follows:

Name	State of Incorporation
Noble Drilling (U.S.) Inc.	Delaware
Noble Drilling Asset Holding Corporation	Delaware

SECOND:    That an Agreement of Merger (the “Merger Agreement”) among NDUS and NDAHC has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations to the Merger in accordance with Section 251 of the DGCL.

THIRD:    That the name of the surviving entity shall be Noble Drilling (U.S.) Inc. (the “Surviving Entity”).

FOURTH:    That the Certificate of Incorporation of the Surviving Entity shall be the Certificate of Incorporation of NDUS in effect immediately prior to the Effective Time (as defined below), until duly amended in accordance with applicable law.

FIFTH:    That the executed Merger Agreement is on file at the principal offices of NDUS, and the address is as follows:

Noble Drilling (U.S.) Inc.

13135 South Dairy Ashford, Suite 800

Sugar Land, Texas 77478

SIXTH:    That a copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:    That this Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”).

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IN WITNESS WHEREOF, this Certificate has been duly executed on December 17, 2003, to be effective as of the Effective Time.

NOBLE DRILLING (U.S.) INC.

By:	/s/ Mark A. Jackson
Name:	Mark A. Jackson
Title:	Vice President

2

CERTIFICATE OF OWNERSHIP AND MERGER

OF

NOBLE DRILLING (PAUL ROMANO) INC.

WITH AND INTO

NOBLE DRILLING (U.S.) INC.

(UNDER SECTION 253 OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE)

NOBLE DRILLING (U.S.) INC. hereby certifies that:

FIRST:    The name and state of incorporation of each of the constituent corporations are:

(a)	Noble Drilling (Paul Romano) Inc, (“Subsidiary”), a Delaware corporation and a wholly-owned, subsidiary of Noble Drilling (U.S.) Inc. and

(b)	Noble Drilling (U.S) Inc. (“Parent”), a Delaware corporation.

SECOND:    Parent owns one hundred percent (100%) of the issued and outstanding shares of stock of Subsidiary.

THIRD:    Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of Parent duly adopted resolutions authorizing the merger of Subsidiary with and into Parent by a unanimous written consent dated March 12, 2004. A copy of such resolutions is attached as Exhibit A hereto.

FOURTH:    The name of the surviving corporation is Noble Drilling (U.S.) Inc.

FIFTH:    The Certificate of Incorporation of Parent shall be the Certificate of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been duly executed on March 15, 2004.

NOBLE DRILLING (U.S.) INC.

By:	/s/ Robert D. Campbell
Name:	Robert D. Campbell
Title:	President

Exhibit A

To

Certificate of Ownership and Merger

Relating to the Merger of Noble Drilling (Paul Romano) Inc. With and Into Noble Drilling (U.S.) Inc.

RESOLVED, that the Board of Directors of Noble Drilling (U.S.) Inc. (the “Corporation”), in its beat business judgment, deems it advisable and in the best interests of the Corporation and its stockholders that Noble Drilling (Paul Romano) Inc. (“NDPRI”), a Delaware corporation and wholly-owned subsidiary of the Corporation, be merged with and into the Corporation (the “Merger”) and hereby approves the Merger in all respects.

RESOLVED FURTHER, that NDPRI shall be merged with and into the Corporation pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), and that the Corporation shall be the surviving corporation in the Merger.

RESOLVED FURTHER, that in accordance with the DGCL, on the effective date of the Merger (the “Effective Date”), the separate existence of NDPRI shall cease, and NDPRI and the Corporation shall then and thereafter together comprise a single corporation, which shall be the Corporation; the Corporation shall have all rights, privileges and powers and all property, real, personal and mixed, of NDPRI and all debts due, as well as all other things and causes of action belonging to, NDPRI shall be vested in, and shall thereafter be the property of, NDUS, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, shall not revert or be in any way impaired; and all rights of creditors and all liens upon any property of NDPRI shall be preserved unimpaired, and all debts, liabilities and duties of NDPRI shall attach to NDUS, and may be enforced against NDUS to the same extent as if said debts, liabilities and duties had been incurred or contracted by NDUS.

RESOLVED FURTHER, that all of the shares of stock of NDPRI, no par value, issued and outstanding on the Effective Date shall, by virtue of the Merger, be canceled and retired, and all certificates representing such shares shall be canceled. In recognition of the fact that NDPRI is a wholly-owned subsidiary of the Corporation, the Board of Directors of the Corporation has concluded that no cash, securities or other consideration shall be issued in respect of such canceled NDPRI shares by reason of the Merger.

RESOLVED FURTHER, that no changes in the Certificate of Incorporation, the Bylaws, the directors or the officers of the Corporation shall be effected by the Merger.

RESOLVED FURTHER, that the foregoing resolutions shall be considered a plan of reorganization within the meaning of Treasury Regulation § 1.368-1(c) and that the Merger shall be treated as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

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RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed in the name and on behalf of the Corporation to execute and file with the Secretary of State of the State of Delaware an appropriate Certificate of Ownership and Merger or other statement for the purpose of effectuating the Merger in accordance with Delaware law and the preceding resolutions.

RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed in the name and on behalf of the Corporation to execute, acknowledge, certify, deliver, file, record and accept all such further instruments and documents and to do or cause to be done any and all other acts which in their judgment may be necessary, advisable or appropriate in order to effectuate the Merger in accordance with the preceding resolutions and the applicable provisions of the DGCL.

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STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is January 3, 1990.

4.)	The name of the Corporation immediately prior to filing this Certificate is Noble Drilling (U.S.) Inc..

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Noble Drilling (U.S.) LLC.

6.)	This Certificate of Conversion shall be effective on: August 4, 2009, for accounting purposes only.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of August, A.D. 2009.

By:	/s/ Dennis J. Lubojacky
Authorized Person

Name:	Dennis J. Lubojacky
Print or Type

CERTIFICATE OF FORMATION

OF

Noble Drilling (U.S.) LLC

1.    The name of the limited liability company is Noble Drilling (U.S.) LLC.

2.    The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.    This Certificate of Formation shall be effective on: August 4, 2009. for accounting purposes only.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Noble Drilling (U.S.) LLC this 4th day of August, 2009.

/s/ Dennis J. Lubojacky
Dennis J. Lubojacky